UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2026

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

JELD-WEN Holding, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on April 22, 2026. At the Annual Meeting, the Company’s stockholders approved the 2026 Omnibus Equity Plan (the “Equity Plan”), which includes a share reserve of three million shares as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 12, 2026 (the “Proxy Statement”). The Equity Plan was previously approved by the Company’s Board of Directors, subject to stockholder approval, based upon the recommendation of the Compensation Committee of the Board.

A summary of the Equity Plan is set forth in the Proxy Statement. The summary and foregoing description of the Equity Plan is qualified in their entirety by reference to the full text of the Equity Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on April 22, 2026. There were 86,305,141 shares of common stock entitled to vote at the Annual Meeting and 73,916,623 shares were voted in person or by proxy (approximately 85.64% of shares entitled to vote). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Election of Directors

At the Annual Meeting, the Company’s stockholders elected the persons listed below for a one-year term expiring at the Company’s 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
William J. Christensen	65,870,816	1,340,380	6,705,427
Antonella B. Franzen	66,262,551	948,645	6,705,427
Catherine A. Halligan	66,055,833	1,155,363	6,705,427
Michael F. Hilton	65,972,654	1,238,542	6,705,427
Tracey I. Joubert	66,298,715	912,481	6,705,427
Cynthia G. Marshall	66,026,942	1,184,254	6,705,427
David G. Nord	66,145,511	1,065,685	6,705,427
Bruce M. Taten	64,203,449	3,007,747	6,705,427
Roderick C. Wendt	66,248,273	962,923	6,705,427
Steven E. Wynne	66,014,023	1,197,173	6,705,427

Proposal No. 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers

The Company’s stockholders approved a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
61,902,689	5,286,230	22,277	6,705,427

Proposal No. 3 – Ratification of PricewaterhouseCoopers LLP as Independent Auditor for 2026

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2026.

Votes Cast For	Votes Cast Against	Abstentions
73,226,917	641,414	48,292

Proposal No. 4 – Approve the 2026 Omnibus Equity Plan

The Company’s stockholders approved the Equity Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
62,040,846	4,851,190	319,160	6,705,427

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 JELD-WEN Holding, Inc. 2026 Omnibus Equity Plan.

104 Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary